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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 7, 2001






                        Commission file number 000-29273

                                 XCARE.NET, INC.
             (Exact name of registrant as specified in its charter)


                  DELAWARE                                  85-0373486
         (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                 Identification No.)





      6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400, ENGLEWOOD, COLORADO 80111
                    (Address of principal executive offices)


                                 (303) 488-2019
                         (Registrant's telephone number)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 7, 2001, XCare.net consummated the acquisition of Confer Software, Inc., ("Confer") by merger of a wholly-owned subsidiary of XCare.net with Confer. As a result of the merger, Confer is now a wholly-owned subsidiary of XCare.net. Under the terms of the merger agreement dated May 14, 2001, XCare.net issued 592,453 shares of XCare.net common stock in exchange for outstanding shares of Confer capital stock and assumed a $461,250 employee bonus plan that was paid in cash. The transaction will be accounted for as a purchase.

  ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired

         The audited financial statements of Confer will be filed by amendment to this Form 8-K as soon as practicable, but no later than 75 days after the date of the consummation of the transaction.

(b)      Pro Forma Financial Information

         The unaudited consolidated pro forma balance sheets of XCare.net as of March 31, 2001 and the unaudited pro forma statements of income of XCare.net for the three months ended March 31, 2001,and twelve months ended December 31, 2000, will be filed by amendment to this Form 8-K as soon as practicable, but no later than 75 days after the date of the consummation of the transaction.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   XCARE.NET, INC



Date: June 21, 2001                    By:    /s/ Gary T. Scherping
     --------------                       --------------------------------------
                                           Gary T. Scherping
                                           Senior Vice President of Finance
                                           and Chief Financial Officer